Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal State Series--3 (Florida Insured, New York Insured and Pennsylvania Insured Trusts), Defined Asset Funds:

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 33-59023 of our opinion dated November 7, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
November 15, 2000